Exhibit (c)(93)

Project Alpine Updated Financial Projections Summary December 26, 2018

Commodity Price Comparison Prior Forecast vs. 12/21/2018 Model Oil ($/bbl) Gas ($/MMBtu) 2 ______________________________________ Source: Company Management. C3+ NGLs ($/bbl) $56.18 $53.76 $52.29 $51.67 $50.00 $50.00 $50.00 $50.00 $57.50 $65.00 $65.00 $65.00 $57.50 $57.50 $57.50 $57.50 $50.00 $50.00 $50.00 $50.00 $45.00 $50.00 $55.00 $60.00 $65.00 $70.00 2019 2020 2021 2022 $2.81 $2.82 $2.85 $2.89 $2.50 $2.50 $2.50 $2.50 $3.25 $3.15 $3.15 $3.15 $3.25 $3.00 $3.00 $3.00 $3.25 $2.85 $2.85 $2.85 $2.30 $2.50 $2.70 $2.90 $3.10 $3.30 $3.50 2019 2020 2021 2022 $40.14 $38.47 $37.44 $36.95 $35.54 $35.45 $35.52 $35.50 $36.19 $41.49 $41.47 $41.49 $36.19 $36.70 $36.68 $36.71 $31.47 $31.91 $31.90 $31.92 $30.00 $32.00 $34.00 $36.00 $38.00 $40.00 $42.00 $44.00 2019 2020 2021 2022 $989 $1,222 $1,413 $1,642 $851 $1,105 $1,229 $1,409 $1,128 $1,431 $1,588 $892 $1,143 $1,338 $1,465 $1,051 $1,296 $1,383 $800 $900 $1,000 $1,100 $1,200 $1,300 $1,400 $1,500 $1,600 $1,700 2019 2020 2021 2022 Prior AM Base Case Prior AM Downside Case New AM Upside Case New AM Base Case New AM Downside Case

Management Projections: AM EBITDA Capital Expenditures Total DCF LP DCF per Unit ___________________________________ Source: Management projections ($ in millions, unless otherwise noted) 3 $989 $1,222 $1,413 $1,642 $851 $1,105 $1,229 $1,409 $892 $1,143 $1,338 $1,465 $1,128 $1,431 $1,588 $1,051 $1,296 $1,383 $800 $900 $1,000 $1,100 $1,200 $1,300 $1,400 $1,500 $1,600 $1,700 2019 2020 2021 2022 $989 $1,222 $1,413 $1,642 $851 $1,105 $1,229 $1,409 $1,128 $1,431 $1,588 $892 $1,143 $1,338 $1,465 $1,051 $1,296 $1,383 $800 $900 $1,000 $1,100 $1,200 $1,300 $1,400 $1,500 $1,600 $1,700 2019 2020 2021 2022 Prior AM Base Case Prior AM Downside Case New AM Upside Case New AM Base Case New AM Downside Case $815 $719 $430 $352 $488 $506 $272 $194 $769 $827 $348 $141 $838 $450 $344 $695 $382 $262 $100 $200 $300 $400 $500 $600 $700 $800 $900 2019 2020 2021 2022 $849 $1,034 $1,222 $1,425 $721 $955 $1,071 $1,233 $728 $928 $1,145 $1,277 $732 $907 $1,223 $1,381 $727 $852 $1,099 $1,199 $700 $800 $900 $1,000 $1,100 $1,200 $1,300 $1,400 $1,500 2019 2020 2021 2022 $2.73 $3.22 $3.72 $4.26 $2.39 $3.01 $3.32 $3.75 $2.42 $2.96 $3.54 $3.89 $2.43 $2.90 $3.74 $4.17 $2.42 $2.75 $3.41 $3.68 $2.00 $2.50 $3.00 $3.50 $4.00 $4.50 2019 2020 2021 2022

Management Projections: AM (cont.) 4 ___________________________________ Source: Management projections ($ in millions, unless otherwise noted) LP Coverage Distribution per Unit 1.24x 1.13x 1.09x 1.04x 1.12x 1.17x 1.12x 1.10x 1.10x 1.04x 1.03x 1.03x 1.10x 1.02x 1.09x 1.02x 1.09x 1.07x 1.15x 1.08x 1.00x 1.05x 1.10x 1.15x 1.20x 1.25x 2019 2020 2021 2022 $989 $1,222 $1,413 $1,642 $851 $1,105 $1,229 $1,409 $1,128 $1,431 $1,588 $892 $1,143 $1,338 $1,465 $1,051 $1,296 $1,383 $800 $900 $1,000 $1,100 $1,200 $1,300 $1,400 $1,500 $1,600 $1,700 2019 2020 2021 2022 Prior AM Base Case Prior AM Downside Case New AM Upside Case New AM Base Case New AM Downside Case $2.21 $2.85 $3.42 $3.76 $2.21 $2.85 $3.42 $4.10 $2.15 $2.58 $2.97 $3.42 $2.21 $2.85 $3.42 $4.10 $2.21 $2.58 $2.97 $3.42 $2.00 $2.50 $3.00 $3.50 $4.00 $4.50 2019 2020 2021 2022

Tudor, Pickering, Holt & Co. is an integrated energy investment and merchant bank, providing high quality advice and services to institutional and corporate clients. Through the company’s two broker-dealer units, Tudor, Pickering, Holt & Co. Securities, Inc. (TPHCSI) and Tudor Pickering Holt & Co Advisors LP (TPHCA), members FINRA, together with affiliates in the United Kingdom and Canada, the company offers securities and investment banking services to the energy community. Perella Weinberg Partners Capital Management LP is an SEC registered investment adviser that delivers a suite of energy investment strategies. The firm, headquartered in Houston, Texas, has approximately 170 employees and offices in Calgary, Canada; Denver, Colorado; New York, New York; and London, England. Contact Us Houston (Research, Sales and Trading): 713-333-2960 Houston (Investment Banking): 713-333-7100 Houston (Asset Management): 713-337-3999 Denver (Sales): 303-300-1900 Denver (Investment Banking): 303-300-1900 New York (Investment Banking): 212-610-1660 New York (Research, Sales): 212-610-1600 London: +011 44(0) 20 7268 2800 Calgary: 403-705-7830 www.TPHco.com Copyright 2018 — Tudor, Pickering, Holt & Co. Tudor, Pickering, Holt & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you (and your employees, representatives and other agents) may disclose any aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, and all materials of any kind (including tax opinions and other tax analyses) related to those benefits, with no limitations imposed by Tudor, Pickering, Holt & Co. The information contained herein is confidential (except for information relating to United States tax issues) and may not be reproduced in whole or in part. Tudor, Pickering, Holt & Co. assumes no responsibility for independent verification of third-party information and has relied on such information being complete and accurate in all material respects. To the extent such information includes estimates and forecasts of future financial performance (including estimates of potential cost savings and synergies) prepared by, reviewed or discussed with the managements of your company and/ or other potential transaction participants or obtained from public sources, we have assumed that such estimates and forecasts have been reasonably prepared on bases reflecting the best currently available estimates and judgments of such managements (or, with respect to estimates and forecasts obtained from public sources, represent reasonable estimates). These materials were designed for use by specific persons familiar with the business and the affairs of your company for use in a specific context and were not prepared with a view to public disclosure or to conform with any disclosure standards under any state, federal or international securities laws or other laws, rules or regulations. Under no circumstances is this presentation to be used or considered as an offer to sell or a solicitation of any offer to buy, any security. Prior to making any trade, you should discuss with your professional tax, accounting, or regulatory advisers how such particular trade(s) affect you. This brief statement does not disclose all of the risks and other significant aspects of entering into any particular transaction. Tudor, Pickering, Holt & Co. operates in the United Kingdom under the trading name Perella Weinberg Partners UK LLP (authorized and regulated by the Financial Conduct Authority), and in Canada through its affiliate, Tudor, Pickering, Holt & Co. Securities – Canada, ULC, located in Calgary, Alberta. About The Firm Disclosure Statement 5